EXHIBIT 10.6

             EQUIPMENT PURCHASE AGREEMENT DATED JULY 18, 2001BETWEEN
    HENAN INTERNATIONAL ECONOMIC TRADING CORPORATION (BUYER), HENAN ZHONGPIN
     FOOD SHARE CO., LTD. (END USER) AND BERG CHILLING SYSTEMS INC.(SELLER)

             Henan Zhongpin Food Share Co., Ltd. purchases from Berg Chilling Systems Inc. the equipment, technical documentation, technical service and technical training through Henan International Economic Trading Corporation, which is an international trade company. The Henan International assists the Henan Zhongpin in obtaining a Canadian Concessional Financing which is referred to in the Transfer Loan Agreement in Exhibit 10.16. The total contract price of this Agreement is US $2,504,969.00.